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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Crosstex Energy, Inc.

        We consent to the incorporation by reference in the registration statements No. 333-159139, 333-114014, and 333-141024 on Forms S-8 of Crosstex Energy, Inc. of our reports dated February 28, 2012, with respect to the consolidated balance sheets of Crosstex Energy, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, the related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Crosstex Energy, Inc.

/s/ KPMG LLP

Dallas, Texas
February 28, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm